Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

       We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-83171, 333-136016 and 333-37000) and Form S-3 (No. 333-129024) of NIC Inc. of our report dated March 13, 2007 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Kansas City, Missouri
March 15, 2007

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